UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2015

ALMOST FAMILY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-09848	06-1153720
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

9510 Ormsby Station Road, Suite 300, Louisville, KY 40223
(Address of principal executive offices)

 (502) 891-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 3, 2015, Almost Family, Inc. (the “Company”) and its wholly-owned subsidiary, National Health Industries, Inc. (“NHI”), along with NHI’s wholly-owned subsidiary, AFAM Acquisition, LLC ("AFAM Acquisition"), entered into an Agreement and Plan of Merger (the "Agreement and Plan of Merger") by and among the Company, NHI, AFAM Acquisition, Black Stone Operations, LLC ("Black Stone"), Black Stone Companies of Ohio, Inc., ERH Development, LLC, Warren County Community Services, LLC, LEC Community Services, Inc., Primrose Retirement Communities, LLC, and Kimberly Payne, with David Brixey as the selling parties’ agent.  Through the Agreement and Plan of Merger, effective as of  November 5, 2015 , the Company acquired Black Stone through the merger of AFAM Acquisition with and into Black Stone.  Black Stone provides in-home personal care and skilled home health services in the western half of Ohio under the name “Home Care by Black Stone.”

The Agreement and Plan of Merger provides for aggregate consideration of $41 million, less indebtedness, transaction expenses, retained employee liabilities, and the aggregate value of equity incentives (not to exceed $900,000) to be issued to certain key employees of Black Stone retained post-closing.  Under the Agreement and Plan of Merger, the net consideration consists of:  (i) 181,716 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), issued to 9 Black Stone investors, (ii) $5 million in the form of three-year NHI promissory notes, bearing interest at the annual rate of 5% and guaranteed by the Company, (iii) $3 million cash placed into escrow to secure specified indemnification obligations, and (iv) cash.

The Agreement and Plan of Merger contains customary representations, warranties, covenants and indemnification provisions.

Other than as set forth herein, there are no material relationships between either the Company or its affiliates and any of the parties to the Agreement and Plan of Merger.

Item 2.02	Results of Operations and Financial Condition.

On November 4, 2015, the Company issued a press release announcing its financial results for the quarter and nine month period ended October 2, 2015. Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of such press release.

The information in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 4, 2015, in connection with the acquisition described in Item 1.01 above, the Company received a $27.5 million draw under the Company’s $175 million senior secured revolving credit facility with JP Morgan Chase Bank, NA, as Administrative Agent, Bank of America, as Syndication Agent, and certain other lenders. The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

A more detailed description of the credit facility can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 27, 2015.

Item 3.02                      Unregistered Sale of Equity Securities.

In connection with the Agreement and Plan of Merger described in Item 1.01 above, the Company issued 181,716 shares of the Common Stock to 9 Black Stone investors in connection with the acquisition of Black Stone through the merger of AFAM Acquisition with and into Black Stone.  The information set forth at Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02.

The Company issued the 181,716 shares of Common Stock in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act for transactions not involving any public offering. Each of the Black Stone investors who received shares of the Company’s Common Stock represented and warranted that they were “accredited investors” as defined in Rule 501(a) of Regulation D. The securities were not offered pursuant to a general solicitation, no underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

Item 7.01                      Regulation FD Disclosure.

On November 4, 2015, the Company announced the acquisition of Black Stone. The press release is attached hereto as Exhibit 99.2 and is hereby incorporated into this Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit                      Description

99.1	Press Release dated November 4, 2015 announcing financial results for the quarter and nine month period ended October 2, 2015.

99.2	Press Release dated November 4, 2015 announcing the Agreement and Plan of Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALMOST FAMILY, INC.

Date November 5, 2015	By:	/s/ C. Steven Guenthner
C. Steven Guenthner
President and Principal Financial Officer